UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On November 21, 2016, Hartman XX Limited Partnership (“Hartman XX LP”), the operating partnership of Hartman Short Term Income Properties XX, Inc. (the “Company”), entered into an Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated November 21, 2016 (the “Purchase Agreement”), with Massachusetts Mutual Life Insurance Company, for the acquisition of a 19 story suburban office building located in Dallas, Texas and comprising approximately 366,549 square feet.  The property is commonly referred to as Three Forest Plaza.  The aggregate purchase price for Three Forest Plaza is $35,900,000, exclusive of closing costs.  The Company intends to finance the acquisition of Three Forest Plaza with proceeds from its public offering and financing secured by the property.

As of November 28, 2016, Three Forest Plaza is 74% occupied by 40 tenants.

The closing date of the contemplated acquisition is December 22, 2016.  The acquisition of Three Forest Plaza is subject to customary conditions to closing, including the absence of a material adverse change to Three Forest Plaza prior to the acquisition date.  There is no assurance that the Company will close the acquisition of Three Forest Plaza on the terms described above or at all.

The material items of the agreement described herein are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated November 21, 2016 by and between Massachusetts Mutual Life Insurance Company and Hartman XX Limited Partnership

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Registrant)
Date: November 28, 2016	By:	/s/ Louis T. Fox, III
Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Agreement of Purchase and Sale and Joint Escrow Instructions Agreement, dated November 21, 2016 by and between Massachusetts Mutual Life Insurance Company and Hartman XX Limited Partnership